Exhibit 5.1

September 10, 1999

Dispatch Management Services Corp.
1981 Marcus Ave., Suite C131
Lake Success, New York 10042

Re:   Registration Statement on Form S-8:
      Dispatch Management Services Corp. 1997 Stock Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Dispatch Management Services Corp., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), to be filed under the Securities Act of 1933, as amended (the "Act"), for the registration of 2,000,000 shares (the "Shares") of common stock, par value $.01 per share, to be offered and sold pursuant to the Dispatch Management Services Corp. 1997 Stock Incentive Plan, as amended (the "Plan").

In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation, as amended, the Amended and Restated Bylaws of the Company, certain of the Company's corporate proceedings as reflected in its minute books and such other records as we have deemed relevant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such other examinations of law and fact as we have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

For purposes of this opinion, we have assumed that the grant of stock options under the Plan shall have been duly authorized by all necessary corporate action as of the date of grant. In addition, we have assumed that the Shares will be issued in accordance with the terms of the Plan, and the certificates evidencing the same will be duly delivered against receipt of the consideration stipulated therefor which will be in an amount no less than the par value of the Shares.

Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the foregoing assumptions, will be validly issued, fully paid and non-assessable.

The opinion set forth above is limited to the Delaware General Corporation Law, as amended.

Dispatch Management Services Corp.
September 10, 1999
Page 2

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion and consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP
Morgan, Lewis & Bockius LLP